UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 4, 2017

MORNINGSTAR, INC.

(Exact name of registrant as specified in its charter)

Illinois (State or other jurisdiction of incorporation)	000-51280 (Commission File Number)	36-3297908 (I.R.S. Employer Identification No.)

22 West Washington Street
Chicago, Illinois	60602
(Address of principal executive offices)	(Zip Code)

(312) 696-6000

(Registrant’s telephone number, including
area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01. Regulation FD Disclosure.

The following information is included in this Current Report on Form 8-K as a result of Morningstar, Inc.’s policy regarding public disclosure of corporate information. Answers to additional inquiries, if any, that comply with this policy are scheduled to become available on September 1, 2017.

Caution Concerning Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements as that term is used in the Private Securities Litigation Reform Act of 1995. These statements are based on our current expectations about future events or future financial performance. Forward-looking statements by their nature address matters that are, to different degrees, uncertain, and often contain words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue.” These statements involve known and unknown risks and uncertainties that may cause the events we discuss not to occur or to differ significantly from what we expect. For us, these risks and uncertainties include, among others,

•                                            liability for any losses that result from an actual or claimed breach of our fiduciary duties;

•                                            failing to maintain and protect our brand, independence, and reputation;

•                                            failing to differentiate our products and continuously create innovative, proprietary research tools;

•                                            failing to respond to technological change, keep pace with new technology developments, or adopt a successful technology strategy;

•                                            trends in the asset management industry, including the increasing popularity of passively managed investment vehicles;

•                                            liability associated with the storage of personal information related to individuals as well as portfolio and account-level information;

•                                            liability relating to the acquisition or redistribution of data or information we acquire or errors included therein;

•                                            compliance failures, regulatory action, or changes in laws applicable to our investment advisory or credit rating operations;

•                                            the failure of acquisitions and other investments to produce the results we anticipate;

•                                            downturns in the financial sector, global financial markets, and global economy;

•                                            the effect of market volatility on revenue from asset-based fees;

•                                            a prolonged outage of our database, technology-based products and services, or network facilities; and

•                                            challenges faced by our non-U.S. operations, including the concentration of data and development work at our offshore facilities in China and India.

Investor Questions and Answers: August 4, 2017

We encourage current shareholders, potential shareholders, and other interested parties to send questions to us in writing and make written responses available on a regular basis. The following answers respond to selected questions received through August 2, 2017.

If you would like to submit a question, please send an e-mail to investors@morningstar.com or write to us at the following address:

Morningstar, Inc.

Investor Relations

22 W. Washington

Chicago, IL 60602

Total Return for MORN

1.              Morningstar has dramatically underperformed peers (named in your DEF14A) over the last 3 years and 5 years on a total shareholder return [TSR] basis (trailing 3 year and 5 year through 7/21). See table below. What are you doing to improve performance?

	TSR (Annualized)		TSR (Cumulative)
	3 years	5 years	3 years	5 years
MORN [Morningstar]	6%	7%	19%	42%
FDS [FactSet Research Systems]	12%	13%	42%	88%
MSCI [MSCI]	34%	27%	140%	231%
SPGI [S&P Global]	25%	30%	95%	269%
EFX [Equifax]	27%	26%	104%	216%
SSNC [SS&C Technologies Holdings]	23%	27%	88%	228%
FICO [Fair Isaac Corporation]	32%	27%	129%	228%

Median	26%	27%	99%	228%
MORN vs. Median	-20%	-20%	-80%	-186%

Russell 2000 Index	9%	14%	31%	94%
MORN vs. Russell 2000 Index	-3%	-7%	-11%	-52%

We’re not satisfied with our total returns over the past three-and five-year periods and are taking steps to improve performance. While a company’s share price can fluctuate for many different reasons, we believe it ultimately reflects the company’s financial performance and underlying business value. As our business results improve, we would expect to see total returns to shareholders improve as well.

To improve top-line growth, we’ve been honing our strategy to focus on a small number of initiatives where we see a sizable revenue opportunity and believe we have a sustainable competitive advantage. These areas should also benefit from some important industrywide trends, such as outsourced investment management, the convergence of the advisor and workplace/retirement spaces, the shift to passive investing and strategic beta strategies, and growing market acceptance of new credit-ratings entrants.

The areas we’re focusing on are:

•                  Workplace Solutions

•                  Morningstar Direct

•                  Morningstar Managed Portfolios

•                  Morningstar Credit Ratings

•                  Morningstar Data (including Morningstar Indexes and PitchBook)

As a group, these five areas have been among our fastest growing. However, some of our legacy product lines have pulled down revenue growth over the past few years. For example, we’ve made a strategic shift away from more customized investment advisory work in favor of Morningstar-branded, scalable investment management offerings that are built around a core set of select lists and investment strategies leveraging our proprietary research. This transition has caused some short-term pain as we’ve lost revenue for our Investment Advisory business, which was previously one of our largest product areas. But this should be less of a negative over time. In the second quarter of 2017, for example, revenue for our Investment Management business line (which includes the legacy Investment Advisory business as well as Morningstar Managed Portfolios) increased nearly 10% year over year.

As revenue growth improves, we expect to see improvement in our operating margin because of the operating leverage inherent in our business. Our operating margin dropped in 2016 mainly because of the heavy investments we made to support our key growth initiatives, including about 340 new employees hired during the year for technology, sales, and analyst roles around the world. We also took on additional operating expense with the PitchBook acquisition. In the first six months of 2017, though, we’ve slowed the rate of hiring and have also started to see more positive sales trends.

On the operations side, we’re focusing on improving our execution and scale, which should also improve returns to shareholders over time. Our vision for success here includes:

•                  Increasing speed and agility so that we can bring our capabilities together in a smarter and faster way

•                  Improving our ability to execute against our strategy

•                  Driving operational excellence as a core capability

•                  Continuing to improve alignment and accountability within teams

•                  Focusing on the convergence of data and technology to improve our core data operations

Incentive Compensation

2.              I noticed the drivers of management incentive compensation have changed from revenue and EBITDA (which were flawed metrics that reward poor capital allocation decisions/acquisitions) to total shareholder return as a driver (on an absolute basis). Moreover, the TSR [total shareholder return] metric for executives to hit the 100% compensation payout is an absurdly low 10% cumulative TSR over 3 years, a return that government bonds would provide. I also noticed that the new CEO is being given minimum equity awards of $750k per year. Why do you think these policies incentivize management to create shareholder value? What would your own research analysts say about these incentive compensation metrics?

We have not changed our metrics for annual incentive compensation. Our company-wide bonus pool is based on a combination of adjusted revenue and adjusted EBITDA (earnings before interest, taxes, depreciation, and amortization), with each of these metrics receiving a weighting of 50%. At the beginning of the year, our board’s compensation committee establishes specific financial goals for the bonus funding formula. If the company meets these goals, we fully fund the bonus pool. We increase or decrease bonus funding based on a specific formula if our financial performance differs from the bonus targets, as described in more detail on page 18 of our proxy statement.

Please refer to the table below, which should give you a better understanding of the major components of our executive compensation program. Our board’s compensation committee reviews all elements of our compensation program at least annually and strongly believes in rewarding executives based on their performance and contribution toward building long-term value for Morningstar and our shareholders. From time to time, we’ve also engaged independent consultants to obtain an outside view on our compensation program. In 2016, for example, we engaged Willis Towers Watson to conduct a competitive market review of our executive compensation program, including a competitive compensation analysis for the chief executive officer role.

Summary of Executive Compensation

	Base Salary	Annual Incentive Compensation	Restricted Stock Units	Market Share Units
Metrics	Set based on individual performance and overall contribution to the company	Bonus pool based on formula that includes weightings of 50% for adjusted revenue and 50% for adjusted EBITDA	Amount based on individual’s level of responsibility at Morningstar; intended to encourage retention and long-term alignment with the company’s success	Vesting based on total shareholder return over a three-year period; designed to provide motivation with upside leverage and reduced value for subpar performance

In addition to base salary and annual incentive compensation, equity awards that vest over time are an important part of how we reward our executive officers and other employees. We pay a meaningful portion of executive officer compensation in the form of equity awards to help align the economic interests of our executive officers with those of our shareholders. We also believe it’s important for our executives to have a long-term stake in the success of the business. The compensation committee generally targets the value of annual equity grants for our named executive officers at approximately 36% to 50% of total compensation.

For our executive officers and most other senior leaders, we use two main forms of long-term incentive compensation: restricted stock units (RSUs) and, starting in May 2017, market stock units (MSUs). The restricted stock units we grant vest ratably over a four-year period, so the ultimate value of these incentives is tied to Morningstar’s stock price performance over time. We also view the vesting requirement applicable to these units as a valuable retention tool.

In May 2017, our compensation committee approved a new equity award program under which our executive officers and other senior leaders will be eligible for awards in the form of MSUs. The first awards under this program were made in May 2017. MSUs are stock units that are eligible to vest three years from the date of grant. The extent to which the units actually vest is based on our total shareholder return (TSR) over that three-year period, as shown in this table:

Maximum Opportunity	150% vesting if TSR is 35% or more
Target Opportunity	100% vesting if TSR is 10% or more
Minimum Opportunity	0% vesting if TSR is a negative 23.33% or more
Scale	For every 1% increase in TSR above 10%, the number of MSUs that will vest increases by 2% For every 1% decrease in TSR below 10%,the number of MSUs that will vest decreases by 3%

We chose to use total return as a metric for vesting because we believe it incentivizes our management team to create long-term shareholder value. We also wanted to avoid redundancy with the metrics used for the annual bonus plan. We chose the 10% threshold to reduce the risk of setting unachievable multi-year goals and encourage retention for our senior executives. At the same time, the vesting scale is designed to provide both upside and downside leverage. That means our executive officers will be rewarded proportionately more than the average shareholder for higher total returns and less for lower total returns.

Regarding Kunal’s equity grants, the compensation committee approved a one-time grant of $2.5 million in RSUs when he became our chief executive officer in January 2017 that will vest over a period of five years. He will also receive performance shares in the form of MSUs with a target fair market value market share units of approximately $833,000 per year in 2017, 2018, and 2019 (subject to any additional performance conditions specified by the compensation committee) and minimum ongoing equity grants with a target fair market value of $750,000 per year beginning in 2018 as long as he remains our chief executive officer.

Consistent with our overall compensation philosophy, the compensation committee and board believe that variable incentive pay and equity awards should make up a larger portion of Kunal’s compensation as chief executive officer to align his interests with the long-term interests of our shareholders. The board established Kunal’s target total compensation at the levels it felt appropriate for a new and first-time chief executive officer, with an emphasis on recognizing his promotion to chief executive officer with increases to his target variable incentive pay levels and equity levels rather than base salary adjustments. The compensation committee will continue to monitor and manage Kunal’s compensation over time based on his performance.

You also asked about our analysts’ views of our compensation programs. We seek out their opinions on various matters from time to time and believe they would be supportive of a pay-for-performance equity vehicle such as MSUs, where more equity is delivered for outperformance and less equity is delivered for underperformance. In addition, we believe total compensation for our named executive officers is not above the normal range for other companies in our peer group. In fact, because we emphasize equity-based compensation, cash compensation (for base salaries and annual incentive compensation) for some of our executives may be lower than that of some executives in similar positions employed by other companies in our peer group.

Finally, the board has adopted stock ownership requirements for our executive officers and directors. These guidelines are designed to encourage our executive officers and directors to increase their equity stakes in Morningstar and more closely link their economic interests with those of our shareholders. We require each of our executive officers and directors to hold either shares with a value of $5 million or generally speaking, a number of Morningstar shares and share equivalents that is at least the sum of 12.5% of the total number of exercisable stock options and 25% of the total number of vested restricted stock units and vested performance shares that he or she has been granted.

At the end of the day, we are open to criticism about our performance and (as mentioned in our response to the previous question) fully accept the notion that there are things we can improve. However, we want to emphasize that we put a great deal of thought into our compensation programs. We value equity and don’t believe in making excessive equity grants that would be overly dilutive to other shareholders. We are judicious in how we think about pay and performance and would take issue with any criticism that suggests we’re not attempting to align our compensation plans with shareholder interests.

3.              Do you think investors would be better served by incorporating metrics like ROIC, EBIT margins, and organic revenue growth into the compensation structure?

As mentioned above, our annual incentive plan already incorporates organic revenue growth and EBITDA. We have had requests from a few shareholders to incorporate ROIC (return on invested capital) and plan to discuss this with our compensation committee as a potential metric going forward.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MORNINGSTAR, INC.

Date: August 4, 2017	By:	/s/ Jason Dubinsky
Jason Dubinsky
Chief Financial Officer